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                             SETTLEMENT AGREEMENT
                             --------------------

          This Agreement (this "Agreement") dated as of June 30, 1997, is by and between BWAY Corporation (formerly BS Holdings Corporation) ("BWAY") and Owens-Illinois Group, Inc. ("O-I").

                                   Recitals
                                   --------

          WHEREAS, BWAY purchased all of the issued and outstanding capital stock of Brockway Standard, Inc., a Delaware Corporation, from O-I pursuant to a December 19, 1988 Stock Purchase Agreement, as amended (the "Stock Purchase Agreement"), and BWAY, BW Plastics, Inc., and BW-Morrow Plastics, Inc. purchased certain facilities and assets from O-I pursuant to a December 19, 1988 Asset Purchase Agreement (the "Asset Purchase Agreement"). (The Stock Purchase Agreement and the Asset Purchase Agreement are referred to herein collectively as the "Purchase Agreements"). Capitalized terms used herein and not otherwise defined will have the meaning defined in the Purchase Agreements.

          WHEREAS, BWAY has notified O-I of the following known claims against O-I for preclosing environmental liabilities which BWAY contends are subject to the defense and indemnification provisions of (SS)9.6 and 9.9 of the Purchase
Agreements: (1) Costs incurred or expensed by BWAY at the Homerville, Georgia and Dallas, Texas (Southwest plant) facilities with respect to atmospheric emissions of volatile organic compounds; (2) Costs incurred or expensed at the Homerville, Georgia facility with regard to wastewater pretreatment requirements imposed by 1983 state water quality standards and the plant's 1989 permit; (3) Costs incurred or expensed at the Dallas, Texas (Southwest) plant to remove underground storage tanks and impacted soils; and (4) Costs incurred or expensed at the Farmers Branch,


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Texas (Thompson plant) facility to remove contaminated soil. These claims shall hereinafter be referred to as the "Environmental Claims";

          WHEREAS, BWAY has additionally notified O-I of a claim against O-I for preclosing environmental liabilities which BWAY contends are subject to the defense and indemnification provisions of (SS)9.6 and 9.9 of the Purchase Agreements for defense and investigation costs incurred and further requirements for the investigation and remediation of soil and groundwater contamination at the Homerville, Georgia facility (the "Homerville Soil and Groundwater Claim"). To resolve the Homerville Soil and Groundwater Claim, on May 15, 1995, the parties executed an AGREEMENT PURSUANT TO (S)9.9 OF THE DECEMBER 19, 1988 STOCK PURCHASE AGREEMENT (the "Homerville Soil and Groundwater Agreement") further defining their respective rights and in which O-I agreed to assume responsibility (subject to the terms and conditions of such Agreement) with respect to the Homerville Soil and Groundwater Claim;

          WHEREAS, BWAY has additionally notified O-I of the following known claims for liabilities which BWAY contends fall within (SS)9.4, 9.5 and 9.9 of the Purchase Agreements: Costs incurred for the payment of medical expenses of disabled (on the Closing Date) dependents of employees who were active on the Closing Date. These claims shall hereinafter be referred to as the "Medical Claims";

          WHEREAS, BWAY has additionally notified O-I of the following known claims for liabilities which BWAY contends fall within (SS)9.3 and 9.9 of the Purchase Agreements: Costs incurred by BWAY for defense costs in connection with a Grand Jury antitrust


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investigation of the metal container industry and certain related civil litigation. These claims shall hereinafter be referred to as the "Antitrust Claims";

          WHEREAS, O-I has disputed BWAY's right to recover some or all of the costs allegedly incurred with respect to the Environmental Claims, the Medical Claims, and the Antitrust Claims;

          WHEREAS, O-I additionally asserted possible claims against BWAY in connection with O-I's payment of medical costs under (SS)9.4 or 9.5 of the Purchase Agreements and O-I's payment of certain costs related to a Grand Jury antitrust investigation of the metal container industry; and,

          WHEREAS, without in any way amending or modifying the Homerville Soil and Groundwater Agreement, in order to avoid the expense and the uncertainty of litigation the parties are desirous of settling their disputes, including without limitation those disputes concerning the Environmental Claims, Medical Claims and Antitrust Claims, in accordance with the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the promises, releases and mutual covenants contained herein, the parties agree as follows:

          1. O-I will pay BWAY by wire transfer within five calendar days of the execution of this Agreement by both parties the sum of One Million Two Hundred and Fifty Thousand United States Dollars ($1,250,000.00).

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          2.  BWAY, its past and present affiliates, parents, subsidiaries agents, partners, shareholders, officers, directors, employees, successors, assigns and assignors, including but not limited to BW Plastics, Inc. and BW-Morrow Plastics, Inc., (collectively, the "BWAY Entities"), jointly and severally, release O-I, its past and present affiliates, parents, subsidiaries, agents, partners, shareholders, officers, directors, employees, successors, assigns and assignors (collectively, the "O-I Entities") from any and all claims, demands controversies, actions, causes of action, obligations, liabilities and damages in law or in equity for, or arising in connection with the Environmental Claims. This release shall not apply to or in any way limit, alter, amend, or modify the parties' respective rights and obligations with respect to the Homerville Soil and Groundwater Claim resolved by the Homerville Soil and Groundwater Agreement.

          3. The O-I Entities, jointly and severally, and the BWAY Entities, jointly and severally, each release the other from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, and damages in law or in equity for, and arising in connection with, the Medical Claims and any other medical expenses, pension, welfare, and all other employee benefit expenses previously paid or to be paid by O-I or BWAY Entities with respect to any current or former employees of Brockway Standard Inc., (including its predecessors "BSI") or their dependents, and each party hereto agrees with the other party hereto (it being the intent and agreement that there be no third party beneficiary of this Agreement) to continue to offer and pay for medical expenses, pension, welfare and all other employee benefits to current and former BSI employees and dependents thereof, to the extent that it offers or provides such coverage or benefits to such persons as of the date of this Agreement, but only to the extent that such persons are entitled to such coverage or benefits from either the BWAY Entities or the O-I Entities.

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          4.  The BWAY Entities, jointly and severally, release the O-I
Entities, and the O-I Entities, jointly and severally release the BWAY Entities, from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, and damages in law or in equity for, or arising in connection with, the Antitrust Claims.

          5. The O-I Entities, jointly and severally, and the BWAY Entities, jointly and severally, each release the other from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, and damages in law or in equity, known or unknown, existing from the beginning of time until the date of this Agreement. Without in any way modifying or limiting the specific releases set forth in paragraphs 2, 3, and 4 of this Agreement, the general release set forth in this paragraph 5 shall not include (i) any unknown claims covered by (S)9.3 of the Stock Purchase Agreement and/or (S)9.3 of the Asset Purchase Agreement as both are amended by paragraph 7 of this Agreement; (ii) any unknown claims covered by (S)9.6 of the Stock Purchase Agreement and/or (S)9.6 of the Asset Purchase Agreement as both are amended by paragraph 8 of this Agreement; (iii) any claims that the BWAY Entities made to the O-I Entities prior to the date hereof under (S)9.3 of the Stock Purchase Agreement and/or (S)9.3 of the Asset Purchase Agreement that relate to product liability claims regarding products manufactured or sold by Brockway (or any predecessor) at any time on or prior to the Closing Date and for which the O-I Entities expressly assumed the defense of such claims in writing (with or without reservation) prior to the date hereof; (iv) any actions pending in any court as of the Closing Date for which the O-I Entities expressly assumed (with or without reservation) the defense of such

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actions in writing (including without limitation under the Purchase Agreements)
as of the Closing Date; and (v) any claims covered under the Homerville Soil and Groundwater Agreement.

          6. The parties hereby acknowledge that they expressly waive any and all rights that they may have under any and all statutes or laws that purport to limit the scope of a general release, including without limitation Section 1542 of the Civil Code of the State of California, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          7. (a) The O-I Entities and the BWAY Entities agree to amend (S)9.3 of the Stock Purchase Agreement to add the underscored language:

               Seller shall assume and be solely responsible for, and pay on behalf of Purchaser, the Company and Brockway, all liabilities, costs and expenses resulting from or relating to (a) any claims, actions or proceedings (whichever arising) relating to any alleged defects in the design, manufacture, or performance of or any other product liability claim regarding products manufactured or sold by Brockway (or any predecessor) as any time on or prior to the Closing Date, regardless of whether any such liability is disclosed herein or in any Schedule hereto, and (b) any claims, actions or proceedings of any nature pending or threatened against the Company or Brockway (or any predecessor) at any time on or prior to the Closing Date, regardless of whether any such liability is disclosed herein or in any Schedule hereto.

                (b)  The O-I Entities and the BWAY Entities agree to amend
(S)9.3 of the Asset Purchase Agreement to add the underscored language:


                                       6
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               9.3 Liability for Products and Other Claims. Seller shall retain and be solely responsible for, and Purchasers do not assume, all liabilities, costs and expenses resulting from or relating to (a) any claims, actions or proceedings (whenever arising) relating to any alleged defects in the design, manufacture, or performance of any other product liability claim regarding products manufactured or sold by either of Seller or Brockway with respect to the Business (or any predecessor) at any time on or prior to the Closing Date, regardless of whether any such liability is disclosed herein or in any Schedule hereto, and (b) any other claims, actions or proceedings of any nature pending or threatened against Seller or Brockway with respect to the Business (or any predecessor) at any time on or prior to the Closing Date, regardless of whether any such liability is disclosed herein or in any Schedule hereto.

          8. (a) Subject to the limitation set forth herein, the BWAY Entities and the O-I Entities agree to amend the first sentence of (S)9.6 of the Stock Purchase Agreement to add the underscored language:

               Seller shall assume and be solely responsible for all obligations, duties, claims and liabilities relating to any fact, event or condition existing or threatened on or prior to the Closing Date (whether or not disclosed in Schedule 6.27 hereto) pertaining to any past or present facility or operation of Brockway (or any of its predecessors) (including without limitation, claims and liabilities relating to the facility previously operated by Brockway in Fairfield, New Jersey) which at any time interferes with or prevents continued compliances with, or gives rise to any common law, legal or other liability under any law or regulation but only as such law or regulation was in effect on the Closing Date related to the manufacture, processing, distribution, use, treatment discharge, release or threatened release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

               (b) Subject to the limitation set forth herein, the BWAY Entities and the O-I Entities agree to amend the first sentence of (S)9.6 of the Asset Purchase Agreement to add the underscored language:



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

               9.6 Liability for Environmental Matters. Seller shall retain and be solely responsible for, and Purchasers shall not assume, all obligations, duties, claims and liabilities relating to any fact, event or condition existing or threatened on or prior to the Closing Date (whether or not disclosed in Schedule 6.25 hereto) pertaining to any past or present facility or the ownership or operation of the Purchased Assets or the Business by Seller or Brockway (or any of their predecessors) including without limitation, claims and liabilities relating to the facility previously operated by Brockway in Fairfield, New Jersey) which at any time interferes with or prevents continued compliances with, or gives rise to any common law, legal or other liability under any law or regulation but only as such law or regulation was in effect on the Closing Date related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the omission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

Neither these amendments nor anything else in this Settlement Agreement shall apply to or in any way limit, alter, amend or modify the parties respective rights and obligations with respect to the Homerville Soil and Groundwater Claim resolved by the Homerville Soil and Groundwater Agreement.

          9. The O-I Entities represent and warrant that, as of the date hereof and after reasonable investigation, neither the O-I Entities nor their employees, attorneys, consultants or agents, know of any facts that would give rise to any claim under the Purchase Agreements as amended by this Agreement other than those relating to claims previously made or claims released by this Agreement.

          10. The BWAY Entities represent and warrant that, as of the date hereof and after reasonable investigation, neither the BWAY entities nor their employees, attorneys,


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consultants or agents, knows of any facts that would give rise to any claim under the Purchase Agreements as amended by this Agreement other than those relating to claims previously made or claims released by this Agreement.

          11. This Agreement was drafted jointly by counsel for O-I and BWAY. the doctrine of contra preferentem shall not be invoked by either party in any dispute over the interpretation of this Agreement.

          12. Except as otherwise set forth herein, the Purchase Agreements and the Homerville Soil and Groundwater Agreement are reaffirmed as binding and enforceable agreements of the parties.

          13. Neither party may assign any rights, obligations or claims under this Agreement without the written consent of the other.

          14. This Agreement shall be governed by the laws of the State of Illinois.

          15. Each signatory to this Agreement personally warrants and represents that he or she has authority to execute this Agreement on behalf of the party represented.

          16. Each party agrees that time is often the essence in performing the obligations set forth herein.

          17. This Agreement may be executed in one or more counterparts, each of which will constitute the valid, binding and enforceable agreement of the signatory hereto.


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OWENS-ILLINOIS GROUP, INC.                  BWAY CORPORATION

By:  James W. Baird                         By:  Blair Schlossberg
     ----------------------                      -------------------------

Title:  Assistant Secretary                 Title:  Secretary
        -------------------                         ----------------------

Date:  July 2, 1997                         Date:  July 2, 1997
       --------------------                        ----------------------

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